Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of PB Bankshares, Inc. (proposed holding company for Prosper Bank) of our report dated March 10, 2021 relating to the consolidated financial statements of Prosper Bank for the years ended December 31, 2020 and 2019, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

May 7, 2021